Exhibit 99.3

Further information regarding the blackout period for your Thrift Plan

You have just recently, or will shortly, receive a notice regarding blackout periods which will affect the Marathon Oil Company and Marathon Petroleum Thrift Plans.  The purpose of this e-mail is to fully clarify the nature of the Marathon Petroleum Corporation (“Marathon Petroleum”) separation from Marathon Oil Corporation (“Marathon Oil”) which was referred to as a “split” in the blackout notices but is a spin-off not a “stock split.”  The blackout dates referenced in the notices remain unchanged.

The spin-off involves the distribution of shares of Marathon Petroleum to holders of Marathon Oil common stock.  Following the distribution of Marathon Petroleum common stock on June 30, Marathon Petroleum will be an independent, publicly traded company, and Marathon Oil will retain no ownership interest.  Marathon Petroleum has received approval for the listing of its common stock on the New York Stock Exchange under the symbol "MPC."  Marathon Oil will remain a publicly traded company as it has been in the past.

There is no need for you to take any action with respect to this communication.